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                                                                  EXHIBIT (23)-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 25, 2000 relating to the financial statements and financial statement schedule, which appears in Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 14, 2000